Exhibit 99.1

NEWS RELEASE

Mitel Reports First Quarter 2014 Financial Results

Recurring cloud seat growth of 73%

Synergy targets expanded to $75 million

Strong cash position enables $25 million repayment against credit facility

OTTAWA, May 8, 2014 — Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced financial results for the first quarter of 2014 ended March 31, 2014. All financial results are in U.S. dollars.

	As Reported		Pro-forma**
	Q1-2014*	Q1-2013	Q1-2014	Q1-2013
Revenue	241.5	143.1	277.4	273.5
Net loss	-13.6	-1.7	-30.8	-8.8
Non-GAAP Net Income	19.8	12.1	16.9	14.0
Adjusted EBITDA	35.6	23.0	32.8	27.7

*	Q1-2014 includes two months of Aastra
**	consists of the combined results of Mitel and Aastra from January 1 through March 31, adjusted for price allocation adjustments

“I am extremely pleased with the progress Mitel made in the first quarter, particularly the solid overall revenue performance. Our first quarter results reflect the traction we are gaining in our cloud business, with over 21,000 recurring cloud revenue seats being added in the quarter, representing 73% growth year-over-year, bringing our cloud recurring seats total to 142,600. These are both strong indicators that our employees, customers and channel partners see value and strength from the combination with Aastra,” said Richard McBee, Chief Executive Officer, Mitel.

“Since acquiring Aastra at the end of January, we have moved decisively to integrate the two organizations and to quickly identify and capitalize on synergy opportunities. As a result, we have identified significant additional supply chain efficiencies allowing us to revise our synergy target to $75 million, up from $50 million, for the integration period spanning the next two and half years,” said Mr. McBee.

Financial Highlights

Mitel completed the acquisition of Aastra Technologies Limited on January 31, 2014. “As reported” results referred to below and in the tables attached to this press release include three months of Mitel and two months of the Aastra business. Pro-forma results reflect combined results from January 1 through March 31.

AS REPORTED:

•	Total revenue increased 69% to $241.5 million from first quarter 2013, primarily as a result of the Aastra acquisition, which contributed $89.3 million of revenue.

•	Gross margins were 53.6%, down from 56.5% in the prior year, reflecting the acquisition of Aastra, which was a lower gross margin business.

•	Net loss was $13.6 million compared to a net loss of $1.7 million in the prior year, driven principally by debt retirement costs.

•	Adjusted EBITDA was $35.6 million compared to $23.0 million in the year ago period, due to a combination of EBITDA growth from the legacy Mitel business and EBITDA resulting from the acquisition of Aastra.

•	Non-GAAP net income for the first quarter of 2014 was $19.8 million, or $0.22 per diluted share, compared to $12.1 million, or $0.22 per diluted share in the first quarter of 2013. The number of non-GAAP weighted-average common shares outstanding was 88.5 million and 56.2 million, respectively.

•	Operating cash flow for the March 2014 quarter was $26.8 million compared to $9.7 million in the March 2013 quarter.

•	Cash and cash equivalents as of March 31, 2014 were $136.0 million.

PRO-FORMA:

•	Total revenue increased 1.4% to $277.4 million up from $273.5 million in first quarter 2013.

•	Gross margins were 51.9%, up from 49.2% in the prior year.

•	Net loss was $30.8 million compared to a net loss of $8.8 million in the prior year, driven principally by deal related and restructuring costs and debt retirement costs.

•	Adjusted EBITDA was $32.8 million compared to $27.7 million in the year ago period, reflecting improved operating performance.

•	Non-GAAP net income for the first quarter of 2014 was $16.9 million, or $0.16 per diluted share, compared to $14.0 million, or $0.14 per diluted share in the first quarter of 2013. The number of non-GAAP weighted-average common shares outstanding was 103.9 million and 100.4 million, respectively.

During the first quarter of 2014, in connection with the acquisition of Aastra, the Company reorganized its business. As a result, Mitel now evaluates performance and allocates resources based on two key business units, Premise and Cloud. Therefore, beginning in the first quarter of 2014, the Company has reported its financial performance based on the new segments, Premise and Cloud. Tables with segmented reporting information are attached to this release.

Highlighted below is a table of cloud operational metrics. This information reflects results on a pro-forma basis, as if the Aastra acquisition had been completed on January 1, 2013.

Cloud Operational Metrics

	Q1’13	Q2 ‘13	Q3’13	Q4’13	Q1 ‘14
Total Cloud Seats	379,048	431,886	497,489	566,562	625,699
Recurring Cloud Seats	82,319	98,727	115,870	121,314	142,600
Retail Cloud Monthly Average Revenue Per User (ARPU)	$49	$48	$46	$48	$48
Retail Cloud Average # of Seats per Customer	33	32	33	31	32
Retail Cloud Monthly Customer Churn	0.6%	0.7%	0.7%	0.5%	0.6%

“We are pleased with our execution in our first completed quarter post the Aastra acquisition. The team is meeting or beating their integration timelines and initial synergy targets, and we expect this to translate into improved operational performance and enhanced shareholder value. We also strengthened our capital structure with the successful refinancing of our credit facilities at attractive rates. Given the strength of our cash position, we are announcing that today we will be making a voluntary pre-payment of $25 million on our term loan credit facility,” said Steve Spooner, Chief Financial Officer, Mitel.

Business Highlights

During the quarter, in addition to the acquisition of Aastra, two strategic technology companies were acquired and several new products were rolled out.

•	The acquisition of Telepo, a provider of cloud solutions in Europe (completed by Aastra in January 2014), and acquisition of contact center call recording supplier OAISYS, broadens the company’s technological capabilities.

•	Telepo’s multi-tenant solution offers best-in-class mobile integration, including the full range of standard voice, PBX and call center features.

•	OAISYS software solutions provide call recording and analytics capabilities used in regulatory compliance and quality monitoring requirements.

•	MiContact Center 7.0 enables businesses to engage customers using their preferred media and devices, simplifying customer interaction by incorporating mobile chat, self-service and outbound capabilities that are designed to increase sales and drive lead generation.

•	MiCloud Enterprise UCaaS is now available in the United States, with plans to introduce it in other countries in the second quarter. This Powered by Mitel cloud offering is designed to enable channel partners to offer white-label solutions via the cloud.

•	Mitel 6800i series phones utilize standards based SIP protocols, offering broad interoperability with support for both premise and cloud services, providing Mitel customers with the best path for migrating their communications to the cloud.

Business Outlook

Mitel has set the following financial performance guidance for the second quarter of 2014 ending June 30, 2014.

•	GAAP revenue is expected to be in the range of $278 million to $293 million.

•	GAAP gross margin percentage is expected to be in the range of 50.5% to 52.0%.

•	GAAP revenue and GAAP gross margin reflect an estimated $2.7 million reduction to revenue and gross margin relating to the effect of deferred revenue purchase price adjustments.

•	Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 41% to 43%. Non-GAAP operating expenses consist of SG&A and R&D expenses, excluding estimated amortization of $14.0 million for acquisition-related intangible assets, estimated stock-based compensation expense of $1.3 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 8:30 a.m. ET (5:30 a.m. PT) to discuss its financial results for the first quarter ended March 31, 2014. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. A replay of the conference call will be available through Friday, May 16, 2014. To access the replay, all callers should please dial 404-537-3406 and enter pass code 23433789. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including adjusted EBITDA, non-GAAP net income and non-GAAP operating expenses. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause results of operations to differ include the Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, including the United States’ economic sanctions imposed on Russia; ongoing political instability in Ukraine; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition of Aastra and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Transition Report on Form 10-K for the eight month period ended December 31, 2013, filed on with the Securities and Exchange Commission on March 31, 2014. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

Mitel® (Nasdaq:MITL) (TSX:MNW) is a global leader in business communications that easily connect employees, partners and customers — anywhere, anytime and over any device, for the smallest business to the largest enterprise. Mitel offers customers maximum choice with one of the industry’s broadest portfolios and the best path to cloud communications. With more than US$1 billion in annual revenue, 60 million customers worldwide, and #1 market share in Western Europe, all of which are attributable to its recent acquisition of Aastra, Mitel is a clear market leader in business communications. For more information, go to www.mitel.com.

MITL-F

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael_mccarthy@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$136.0	$40.2
Accounts receivable	222.4	104.3
Sales-type lease receivables	23.8	13.9
Inventories	92.6	36.9
Deferred tax asset	27.9	17.3
Other current assets	54.9	26.5

	557.6	239.1
Non-current portion of sales-type lease receivables	25.5	12.1
Deferred tax asset	124.1	127.5
Property and equipment	52.5	28.5
Identifiable intangible assets	217.8	50.7
Goodwill	328.5	147.3
Other non-current assets	19.6	15.3

	$1,325.6	$620.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$204.5	$82.8
Current portion of deferred revenue	72.0	39.4
Current portion of long-term debt	9.5	5.3

	286.0	127.5
Long-term debt	357.1	264.2
Lease recourse liability	3.0	3.5
Long-term portion of deferred revenue	30.2	16.6
Deferred tax liability	34.1	14.4
Pension liability	91.3	57.3
Other non-current liabilities	30.5	18.6

	832.2	502.1
Shareholders’ equity	493.4	118.4

	$1,325.6	$620.5

MITEL NETWORKS CORPORATION

STATEMENT OF OPERATIONS

(in millions of US dollars)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014	US GAAP As Reported Quarter Ended March 31, 2013	Proforma Quarter Ended March 31, 2013
Revenues	$241.5	$277.4	$143.1	$273.5
Cost of revenues	112.1	133.4	62.3	139.0

Gross margin	129.4	144.0	80.8	134.5

Expenses:
Selling, general and administrative	88.2	104.4	54.5	98.9
Research and development	26.3	31.9	13.8	32.6
Special charges and restructuring costs	13.2	28.2	1.4	2.3
Loss on litigation settlement	—	—	0.1	0.1

	127.7	164.5	69.8	133.9

Operating income (loss) from continuing operations	1.7	(20.5)	11.0	0.6
Interest expense	(5.9)	(6.0)	(5.4)	(5.5)
Debt retirement costs	(14.7)	(14.7)	(2.6)	(2.6)
Fair value adjustment on derivative instruments	—	—	—	0.4
Other income (loss)	0.1	(0.9)	0.1	1.2

Income (loss) from continuing operations, before income taxes	(18.8)	(42.1)	3.1	(5.9)
Current income tax recovery (expense)	0.3	5.8	0.6	(0.1)
Deferred income tax recovery (expense)	4.9	5.5	(2.4)	0.2

Net income (loss) from continuing operations	(13.6)	(30.8)	1.3	(5.8)
Net loss from discontinued operations	—	—	(3.0)	(3.0)

Net loss from continuing operations	$(13.6)	$(30.8)	$(1.7)	$(8.8)

Non-GAAP measures:
Adjusted EBITDA	35.6	32.8	23.0	27.7
Non-GAAP net income	19.8	16.9	12.1	14.0

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	As Reported Quarter Ended March 31, 2014	As Reported Quarter Ended March 31, 2013
Cash provided by (used in):
Net cash provided by operating activities	$26.8	$9.7
Net cash used in investing activities	(9.4)	(1.6)
Net cash provided by (used in) financing activities	77.4	(37.2)
Effect of exchange rate changes on cash balances	1.0	(1.7)

Net increase (decrease) in cash and cash equivalents	95.8	(30.8)
Cash and cash equivalents, beginning of period	40.2	70.2

Cash and cash equivalents, end of period	$136.0	$39.4

Additional information on capital expenditures:
Capital expenditures acquired with cash	3.2	1.6
Capital expenditures financed through capital leases	1.2	1.3

Total capital expenditures	$4.4	$2.9

MITEL NET WORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	U.S. GAAP, As Reported Quarter Ended March 31, 2014			Proforma Quarter Ended March 31, 2014
	Premise segment	Cloud segment	Total	Premise segment	Cloud segment	Total
Revenues
Product	$159.8	$6.7	$166.5	$186.4	$7.4	$193.8
Services	55.9	—	55.9	63.5	0.2	63.7
Cloud Recurring	—	19.1	19.1	—	19.9	19.9

Total revenues	$215.7	$25.8	$241.5	$249.9	$27.5	$277.4

Gross margin
Product	$95.3	$3.2	$98.5	$107.3	$3.5	$110.8
Services	21.6	—	21.6	23.6	—	23.6
Cloud Recurring	—	9.3	9.3	—	9.6	9.6

Total gross margin	$116.9	$12.5	$129.4	$130.9	$13.1	$144.0

	U.S. GAAP, As Reported Quarter Ended March 31, 2013			Proforma Quarter Ended March 31, 2013
	Premise segment	Cloud segment	Total	Premise segment	Cloud segment	Total
Revenues
Product	$87.1	$1.2	$88.3	$187.9	$2.4	$190.3
Services	42.7	—	42.7	68.7	0.4	69.1
Cloud Recurring	—	12.1	12.1	—	14.1	14.1

Total revenues	$129.8	$13.3	$143.1	$256.6	$16.9	$273.5

Gross margin
Product	$58.0	$0.8	$58.8	$102.5	$1.5	$104.0
Services	16.4	—	16.4	23.5	0.3	23.8
Cloud Recurring	—	5.6	5.6	—	6.7	6.7

Total gross margin	$74.4	$6.4	$80.8	$126.0	$8.5	$134.5

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014	US GAAP As Reported Quarter Ended March 31, 2013	Proforma Quarter Ended March 31, 2013
Net loss	$(13.6)	$(30.8)	$(1.7)	$(8.8)
Net loss from discontinued operations	—	—	3.0	3.0

Net income (loss) from continuing operations	(13.6)	(30.8)	1.3	(5.8)
Adjustments:
Interest expense	5.9	6.0	5.4	5.5
Income tax expense (recovery)	(5.2)	(11.3)	1.8	(0.1)
Amortization and depreciation	16.2	19.5	8.9	18.5
Foreign exchange loss (gain)	0.3	1.3	0.5	(0.3)
Special charges and restructuring costs	13.2	28.2	1.4	2.3
Stock-based compensation	1.3	1.3	1.1	1.3
Loss on litigation settlement	—	—	0.1	0.1
Debt retirement costs	14.7	14.7	2.6	2.6
Acquisition accounting for deferred revenue	2.8	3.9	—	3.9
Other	—	—	—	(0.2)

Adjusted EBITDA from continuing operations	35.6	32.8	23.1	27.8
Adjusted EBITDA from discontinued operations(1)	—	—	(0.1)	(0.1)

Adjusted EBITDA	$35.6	$32.8	$23.0	$27.7

(1)	The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the three months ended March 31, 2013 consists of special charges and restructuring costs of $1.6 million, non-cash impairment of goodwill of $1.9 million and an income tax recovery of $0.6 million.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014	US GAAP As Reported Quarter Ended March 31, 2013	Proforma Quarter Ended March 31, 2013
Net income (loss) from continuing operations	$(13.6)	$(30.8)	$1.3	$(5.8)
Income tax expense (recovery)	(5.2)	(11.3)	1.8	(0.1)

Net income (loss) from continuing operations, before income taxes	(18.8)	(42.1)	3.1	(5.9)
Adjustments:
Foreign exchange loss (gain)	0.3	1.3	0.5	(0.3)
Special charges and restructuring costs	13.2	28.2	1.4	2.3
Stock-based compensation	1.3	1.3	1.1	1.3
Loss on litigation settlement	—	—	0.1	0.1
Amortization of acquisition-related intangibles assets	11.3	13.8	5.6	13.0
Debt retirement costs	14.7	14.7	2.6	2.6
Acquisition accounting for deferred revenue	2.8	3.9	—	3.9
Other	—	—	—	(0.2)

Non-GAAP net income from continuing operations, before income taxes	24.8	21.1	14.4	16.8
Non-GAAP tax expense(1)	(5.0)	(4.2)	(2.2)	(2.7)

Non-GAAP net income from continuing operations	19.8	16.9	12.2	14.1
Non-GAAP net loss from discontinued operations	—	—	(0.1)	(0.1)

Non-GAAP net income	$19.8	$16.9	$12.1	$14.0

	.		.
Non-GAAP net income per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.22	$0.16	$0.22	$0.14
Non-GAAP net loss per common share from discontinued operations	$—	$—	$—	$—
Non-GAAP net income per common share	$0.22	$0.16	$0.22	$0.14
Non-GAAP weighted-average number of common shares outstanding (in millions):	88.5	103.9	56.2	100.4

(1)	Non-GAAP tax expense for 2013 is based on an estimated effective tax rate of 15% for Mitel and 20% for Aastra. Non-GAAP tax expense for 2014 is based on an effective tax rate of 20%.

STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2014

(in millions of US dollars)

(unaudited)

	Mitel, as reported (1)	Aastra and Telepo(2)	Purchase price adjustments(3)		Proforma results of operations
Revenues	$241.5	$37.0	$(1.1	)(4)	$277.4
Cost of revenues	112.1	21.3	—		133.4

Gross margin	129.4	15.7	(1.1)		144.0

Expenses:
Selling, general and administrative	88.2	14.4	1.8	(5)	104.4
Research and development	26.3	5.6	—		31.9
Special charges and restructuring costs	13.2	15.0	—		28.2
Loss on litigation settlement	—	—	—		—

	127.7	35.0	1.8		164.5

Operating income (loss)	1.7	(19.3)	(2.9)		(20.5)
Interest expense	(5.9)	(0.1)	—		(6.0)
Debt retirement costs	(14.7)	—	—		(14.7)
Other income (loss)	0.1	(1.0)	—		(0.9)

Income (loss), before income taxes	(18.8)	(20.4)	(2.9)		(42.1)
Current income tax recovery (expense)	0.3	5.5	—		5.8
Deferred income tax recovery (expense)	4.9	—	0.6	(6)	5.5

Net income (loss)	$(13.6)	$(14.9)	$(2.3)		$(30.8)

(1)	Consists of the results of operations of Mitel, which include the results of Aastra and Telepo from the acquistion date of January 31, 2014
(2)	Consists of the results of operations of Aastra and Telepo for the month of January 2014.
(3)	Consists of purchase price allocation adjustments relating to Aastra and Telepo results for the month of January included in the pro-forma period.
(4)	Relates to the reduction in revenues as a result of the valuation of deferred revenue being below the historical book value.
(5)	Relates to the amortization of intangibles acquired in the acquisition of Aastra.
(6)	Relates to the tax effect on the above adjustments using an effective tax rate of 20%.

STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2013

(in millions of US dollars)

(unaudited)

	Mitel, as reported (1)	Aastra and Telepo(2)	Purchase price adjustments(3)		Proforma results of operations
Revenues	$143.1	$134.3	$(3.9	)(4)	$273.5
Cost of revenues	62.3	76.7	—		139.0

Gross margin	80.8	57.6	(3.9)		134.5

Expenses:
Selling, general and administrative	54.5	39.3	5.1	(5)	98.9
Research and development	13.8	18.8	—		32.6
Special charges and restructuring costs	1.4	0.9	—		2.3
Loss on litigation settlement	0.1	—	—		0.1

	69.8	59.0	5.1		133.9

Operating income (loss) from continuing operations	11.0	(1.4)	(9.0)		0.6
Interest expense	(5.4)	(0.1)	—		(5.5)
Debt retirement costs	(2.6)	—	—		(2.6)
Fair value adjustment on derivative instruments	—	0.4	—		0.4
Other income	0.1	1.1	—		1.2

Income from continuing operations, before income taxes	3.1	—	(9.0)		(5.9)
Current income tax recovery (expense)	0.6	(0.7)	—		(0.1)
Deferred income tax recovery (expense)	(2.4)	0.8	1.8	(6)	0.2

Net income (loss) from continuing operations	1.3	0.1	(7.2)		(5.8)
Net loss from discontinued operations	(3.0)	—	—		(3.0)

Net income (loss) from continuing operations	$(1.7)	$0.1	$(7.2)		$(8.8)

(1)	Consists of the results of operations of Mitel.
(2)	Consists of the results of operations of Aastra and Telepo.
(3)	Consists of purchase price allocation adjustments relating to Aastra and Telepo results for the quarter included in the pro-forma period.
(4)	Relates to the reduction in revenues as a result of the valuation of deferred revenue being below the historical book value.
(5)	Relates to the amortization of intangibles acquired in the acquisition of Aastra.
(6)	Relates to the tax effect on the above adjustments using an effective tax rate of 20%.